       As filed with the Securities and Exchange Commission on December 23, 1997
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                            SEAGATE SOFTWARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

        DELAWARE                                              77-0397623
----------------------------                           -----------------------
(STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
   OF INCORPORATION)                                     IDENTIFICATION NO.)

                                915 DISC DRIVE
                        SCOTTS VALLEY, CALIFORNIA 95066
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                            1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                             ELLEN E. CHAMBERLAIN
                            SENIOR VICE PRESIDENT,
                                   TREASURER
                          AND CHIEF FINANCIAL OFFICER
                            SEAGATE SOFTWARE, INC.
                                915 DISC DRIVE
                        SCOTTS VALLEY, CALIFORNIA 95066
                                (408) 439-6550
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                --------------

                                  Copies to:

    JOHN T. SHERIDAN, ESQ.                            SUSAN WOLFE, ESQ.
WILSON SONSINI GOODRICH & ROSATI               GENERAL COUNSEL AND SECRETARY
    PROFESSIONAL CORPORATION                       SEAGATE SOFTWARE, INC.
      650 PAGE MILL ROAD                                915 DISC DRIVE
     PALO ALTO, CA 94304                       SCOTTS VALLEY, CALIFORNIA 95066
        (650) 493-9300                                  (408) 438-6550

                                --------------

                        CALCULATION OF REGISTRATION FEE

 =========================================================================================
                                                     PROPOSED    PROPOSED
                                                     MAXIMUM      MAXIMUM
      TITLE OF EACH CLASS             AMOUNT         OFFERING    AGGREGATE     AMOUNT OF
        OF SECURITIES TO               TO BE          PRICE      OFFERING    REGISTRATION
         BE REGISTERED             REGISTERED(1)   PER SHARE(2)    PRICE         FEE
------------------------------------------------------------------------------------------
 Common Stock,  $.001 par value  11,788,009 shares  $1.24      $14,617,131     $4,312.05
==========================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1996 Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or similar event.

(2) This estimate is based on the book value of the Common Stock of Seagate Software, Inc. on October 3, 1997 pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    ITEM 3(a).

    . The Registrant's Registration Statement on Form 10 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") dated October 3, 1997 and effective December 2, 1997 containing audited financial statements for the fiscal year ended June 27, 1997

    . The Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form 10 filed with the Commission as of December 11, 1997

    ITEM 3(b).

    . The Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form 10 dated December 11, 1997

    ITEM 3(c).

    .    The description of the Registrant's Common Stock which is contained in
         Item 11 of the Registrant's Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act as filed with the Commission on October 3, 1997, as amended, and any further amendment or report filed hereafter for the purpose of updating such description

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is subject to Section 145 of the Delaware General Corporation Law ("Section 145"). Section 145 permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145. Article VI, Sections 6.1, 6.2 and 6.3, of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. For purposes of this section, a "director" or "officer" of the Company includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for beach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for beach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time and to obtain directors' and officers' insurance if available on reasonable terms. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number   Document
         -------  --------

         4.1 /*/ 1996 Stock Option Plan and forms of Notice of Stock Option Grant and Stock Option Agreement thereunder.
         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
        23.1      Consent of Ernst & Young LLP, Independent Auditors.
        23.2      Consent of Counsel (contained in Exhibit 5.1).
        24.1      Power of Attorney (see pages II-5 and II-6).

-------------------
/*/ Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 (Commission File No. 0-23169) that was effective on December 2, 1997.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant and Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Seagate Software, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 23rd day of December, 1997.


                                            SEAGATE SOFTWARE, INC.



                                            By:    /s/ Terence R. Cunningham
                                                   --------------------------
                                                   Terence R. Cunningham
                                                   President and Chief
                                                    Operating Officer



                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Terence R. Cunningham and Ellen E. Chamberlain his or her attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                         TITLE                     DATE
    --------------------          ----------------------       ----------------

/s/ Terence R. Cunningham     President and  Chief             December 23, 1997
----------------------------  Operating Officer
(Terence R. Cunningham)       (Principal Executive Officer)

/s/ Ellen E. Chamberlain      Senior Vice President,           December 23, 1997
----------------------------  Treasurer and Chief Financial
(Ellen E. Chamberlain)        Officer (Principal Financial
                              and Accounting Officer)


/s/ Stephen J. Luczo          Chairman of the Board of         December 23, 1997
----------------------------  Directors
(Stephen J. Luczo)

/s/ Gary B. Filler            Director                         December 23, 1997
----------------------------
(Gary B. Filler)

/s/ Lawrence Perlman          Director                         December 23, 1997
----------------------------
(Lawrence Perlman)

/s/ Alan F. Shugart           Director                         December 23, 1997
----------------------------
(Alan F. Shugart)

                              Director                         December   , 1997
----------------------------
(Donald L. Waite)

                               INDEX TO EXHIBITS

                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                                     EXHIBIT                                          PAGE
-------  ----------------------------------------------------------------------------   ------------
 4.1/*/  1996 Stock Option Plan and forms of Notice of Stock Option Grant and Stock              --
         Option Agreement thereunder.................................................

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.......             8

   23.1  Consent of Ernst & Young LLP, Independent Auditors..........................             9

   23.2  Consent of Counsel (contained in Exhibit 5.1)...............................            --

   24.1  Power of Attorney (see pages II-5 and II-6).................................            --

---------------------


/*/ Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10 (Commission File No. 0-23169) that was effective on December 2, 1997.